Exhibit 99.1

Kamilah Mitchell-Thomas to Join MasterCraft Boat Holdings, Inc. Board of Directors

VONORE, Tenn. – October 11, 2022 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (the "Company") announced today that Kamilah Mitchell-Thomas will join the Company's Board of Directors as an independent director, effective November 15, 2022. In conjunction with the departure of TJ Chung as director, who will not stand for re-election at the Annual Meeting of Shareholders on October 25, 2022, the Nominating and Corporate Governance Committee sought a skilled and ethnically diverse candidate to align the composition of the Board with the Company's strategic goals. Upon joining the Board, Ms. Mitchell-Thomas is expected to be appointed to the Nominating and Corporate Governance and Compensation Committees of the Board of Directors.

"First, I would like to thank TJ for his many years of service to the Company," said Roch Lambert, Lead Independent Director and Chair of the Nominating and Corporate Governance Committee. "Next, I would like to welcome Kamilah to the Board. She brings with her a wealth of knowledge in human resources and talent management, a key pillar of the Company's strategic plan. Her leadership and experience will help drive the Company's growth with focus on human capital development. We look forward to her future contributions to the Company."

Ms. Mitchell-Thomas currently serves as the Senior Vice President, People at Roku, Inc., where she is responsible for Roku's staffing, Human Resources, Inclusion & Talent Development and Workplace Services. Prior to joining Roku, Inc., Ms. Mitchell-Thomas was Chief People Officer at Dow Jones & Company. She also served as Senior Vice President, People & Culture at A+E Networks. Ms. Mitchell-Thomas holds a B.A. in Economics from Lincoln University and has continued her education in executive leadership at both Simmons College and Harvard Business School Executive Education. Ms. Mitchell-Thomas also serves as board member of Success Academy Charter Schools and previously served as board member of Dow Jones News Fund.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its three brands, MasterCraft, Crest, and Aviara. Through these three brands, MasterCraft Boat Holdings has leading market share positions in two of the fastest growing segments of the powerboat industry – performance sport boats and pontoon boats – while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, and its three brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.CrestPontoons.com, and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release regarding the addition of Kamilah Mitchell-Thomas to the Company’s Board of Directors.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the potential effects of the COVID-19 pandemic on the Company, supply chain disruptions, inflationary pressures, general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, changes to U.S. federal income tax law, the overall impact and interpretation of which remain uncertain, the successful introduction of our new products and geopolitical conflicts. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2022, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise.

Investor Contact:

MasterCraft Boat Holdings, Inc.

George Steinbarger

Chief Revenue Officer

Email: investorrelations@mastercraft.com

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